Exhibit 10.2

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”), effective as of February 12, 2016 (“Effective Date”), is entered into by and between Stephen Morgan (the “Employee”), and Cord Blood America, Inc., a Florida corporation (the “Company”). The Employee and the Company may be referred to collectively herein as the “Parties.”

WHEREAS, Employee and the Company previously entered into that certain Executive Employment Agreement with an effective date of April 1, 2015 (the “Original Agreement”), as amended by that certain Amendment to Executive Employment Agreement with an effective date of April 9, 2015 (the “First Amendment” and, collectively with the Original Agreement, the “Agreement”), which by its terms may be amended in writing by the parties thereto; and

WHEREAS, the Parties desire to amend certain provisions of the Agreement, as more particularly set forth herein.

           NOW, THEREFORE, in consideration of the foregoing and mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Any capitalized term used but not defined in this Amendment shall have the meaning given to such term in the Original Agreement.

2. Interim President. The Board of Directors of the Company (the “Board”) has appointed Employee as the Interim President for the period beginning on the Effective Date and terminating at any time upon three (3) days’ notice by the Company or as otherwise provided for in the Agreement (the “Interim Term”). In connection with such position, Employee shall be responsible for management functions generally associated with individuals in the position of president of a company and such other tasks and duties as may be requested by the Board. Employee agrees that he shall render these additional duties diligently and competently and to the best of his ability and expertise. During the Interim Term, Employee shall be paid an additional $5,000 per year in salary, payable in accordance with the Company’s standard accounting practices, provided that payments are made at least semi-monthly. Any performance or compensation reviews shall be handled in the same manner as provided for in the Agreement. Other than the $5,000 increase in his salary, Employee shall not be entitled to any additional compensation, equity or bonus payments as result of this position. Furthermore, the $5,000 per year increase in Employee’s salary shall not be included in any severance calculations under the Agreement, including without limitation, the severance calculations set forth in Sections 5(e) and 5(f) of the Original Agreement. Upon termination of the Interim Term for any reason, Employee’s employment, duties and salary shall revert back to what they were prior to this Amendment and such termination of the Interim Term shall in no way constitute an actual or constructive termination without Cause or breach of the Company’s obligations under the Agreement in any way.

3. No Other Amendments.  Except as expressly amended, modified and supplemented as set forth herein, the provisions of the Agreement will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the Parties thereunder.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of Nevada.

5. Descriptive Headings.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

6. Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument. Facsimile or email signatures shall be given the same force and effect as original signatures.

7. Severability.  In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Amendment as of the Effective Date.

COMPANY:

Cord Blood America, Inc.

By: ______________________________________

Print Name: ________________________________

Title: _____________________________________

EMPLOYEE:

By: ______________________________________
       Stephen Morgan